                                                                      EXHIBIT 5





                            STOCK PURCHASE AGREEMENT


                                    between


                            MR. ANTHONY J. CALDARONE


                                      and


                          APOLLO HOMES PARTNERS, L.P.,
                         a Delaware limited partnership





                         dated as of November 21, 1995

                               TABLE OF CONTENTS

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                                                                                                                          Page
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
I.          Actions to be Completed at or Prior to the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

II.         Representations and Warranties of Apollo  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2

III.        Representations and Warranties of Caldarone . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3

IV.         Restrictions on Transfer of Retained Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4

V.          Tag-Along Rights; Bring-Along Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5

VI.         Proxy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7

VII.        Acquisition of Additional Securities from the Company . . . . . . . . . . . . . . . . . . . . . . . . . . .      7

VIII.       Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8

IX.         Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12

                 STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of November 21, 1995, between Anthony J. Caldarone ("Caldarone"), and Apollo Homes Partners, L.P., a Delaware limited partnership ("Apollo").

                 WHEREAS, Apollo owns 5,316,855 shares (the "Apollo Shares") of common stock, $.01 par value per share ("Common Stock"), of Calton, Inc., a New Jersey corporation (the "Company");

                 WHEREAS, Apollo desires to sell 2,658,855 Apollo Shares (the "Purchased Shares") and retain 2,658,000 Apollo Shares (the "Retained Shares"); and

                 WHEREAS, Caldarone owns 1,542,144 shares of Common Stock, and Joyce P. Caldarone owns 65,782 shares of Common Stock, and Caldarone desires to purchase the Purchased Shares;

                 NOW THEREFORE, in consideration of the foregoing and of the promises, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

            I.   Actions to be Completed at or Prior to the Closing

                 The closing of the transactions contemplated hereunder (the "Closing") shall occur as promptly as practicable following the consummation of any condition to Closing hereunder but in no event later than November 30, 1995 unless otherwise agreed to by the parties hereto. The date that the closing actually occurs is referred to as the "Closing Date." At or prior to the Closing Apollo shall deliver or cause to be delivered to Caldarone the Purchased Shares by means of (i) inter-participant transfers at The Depository Trust Company ("DTC") to the account of Smith Barney Inc., participant #0418 against payment of $1,329,427.50 to Apollo's custodian that is a participant in DTC in the Same Day Funds Settlement System operated by DTC or (ii) delivery of a certificate or certificates evidencing the Purchased Shares, registered in the name of Apollo or its nominee, accompanied by written instruments of transfer, duly executed against wire transfer of immediately available funds in the amount of $1,329,427.50 to: The Chase Manhattan Bank, N.A., ABA #:
021-000021, A/C: 900-9-002206, BBK: Chase Manhattan Bank, N.A., A/C: 899-
22113, BNF: Apollo Homes Partners, L.P., Attention: Cookie Rampulla.

            II.  Representations and Warranties of Apollo

                 Apollo hereby represents and warrants to Caldarone as follows:

                 (a) Apollo is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 (b) Apollo has all necessary partnership power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

                 (c) This Agreement has been duly authorized, executed and delivered by Apollo and constitutes a legal, valid and binding obligation of Apollo, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting generally the enforcement of creditors' rights and remedies and by general principles of equity.

                 (d) The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not result in a violation of the partnership agreement or other organic document of Apollo or any order, decree or judgment of any court or governmental agency having jurisdiction over Apollo or its properties, will not conflict with, constitute a default under, or result in the breach of, any contract, agreement or other instrument to which Apollo is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by Apollo, except for such filings as may be required under the Securities Exchange Act of 1934, as amended.

                 (e) There is no litigation or proceeding pending or, to the best knowledge of Apollo, threatened, against Apollo which would have an effect on the validity or performance of this Agreement.

                 (f) Apollo owns the Apollo Shares free and clear of all liens, claims and other encumbrances (except as may be imposed under the Securities Act of 1933, as amended, or the "Blue Sky" laws of any state).

                 (g) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Apollo directly with Caldarone without the intervention of any Person on behalf of Apollo in such manner as to give rise to any valid claim by any Person against Caldarone for a finder's fee, brokerage commission or similar payment.

            III. Representations and Warranties of Caldarone

                 Caldarone hereby represents and warrants to Apollo as follows:

                 (a) Caldarone has full legal right and power and the requisite capacity to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

                 (b) This Agreement has been duly executed and delivered by Caldarone and constitutes a legal, valid and binding obligation of Caldarone, enforceable against him in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting generally the enforcement of creditors' rights and remedies and by general principles of equity.

                 (c) The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not result in a violation of any order, decree or judgment of any court or governmental agency having jurisdiction over Caldarone or any of his properties, will not conflict with, constitute a default under, or result in the breach of, any contract, agreement or other instrument to which Caldarone is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by Caldarone, except for such filings as may be required under the Securities Exchange Act of 1934, as amended.

                 (d) There is no litigation or proceeding pending or, to the best knowledge of Caldarone threatened, against Caldarone which would have an effect on the validity or performance of this Agreement.

                 (e) Caldarone is purchasing the Purchased Shares (and, if applicable, the Retained Shares) for his own account, solely for investment and without a view to the distribution thereof. Caldarone is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended. Caldarone is knowledgeable, sophisticated and experienced in business and financial matters, is capable of evaluating the merits and risks of the acquisition of the Purchased Shares (and, if applicable, the Retained Shares) and has previously invested in securities similar to the Apollo Shares. Caldarone is able to bear the economic risk of his investment in the Purchased Shares and is able to afford the complete loss of such investment. Caldarone understands that the Company has registered the Apollo Shares pursuant to a "shelf registration" under the Securities Act of 1933, as amended, but that such registration statement is not current and that even if made current, the right to sell pursuant thereto may not be available to Caldarone with respect to any Apollo Shares. Caldarone understands further that the Apollo Shares are not being sold pursuant to such registration statement or any other registration statement, and, except as described above, have not been registered under the Securities Act of 1933, as amended, or the "Blue Sky" laws of any state, and may not be sold, transferred or otherwise disposed of except pursuant to an effective and current registration under the Securities Act of 1933, as amended, and applicable "Blue Sky" laws or, if available, an exemption therefrom.

                 (f) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Caldarone directly with Apollo without the intervention of any Person on behalf of Caldarone in such manner as to give rise to any valid claim by any Person against Apollo for a finder's fee, brokerage commission or similar payment.


            IV.  Restrictions on Transfer of Retained Shares

                 (a) Prior to the first anniversary of the Closing Date, each Apollo Stockholder agrees that it will not Transfer any of the Retained Shares except to a Permitted Transferee who shall have executed a Joinder Agreement and thereby become a party to this Agreement, or pursuant to the terms of any tender offer or an exchange offer for shares of Common Securities, or pursuant to Article V of this Agreement.

                 (b) If any of the Apollo Stockholders (the "Seller") desires to Transfer any Retained Shares (the "Offered Shares") on or after the first anniversary of the Closing Date, except for Transfers to a Permitted Transferee who shall have executed a Joinder Agreement and thereby become a party to this Agreement, or pursuant to the terms of any tender offer or exchange offer for shares of Common Securities, or pursuant to Article V of this Agreement, prior to any such Transfer it shall give written notice of the proposed Transfer (the "Notice of Intention") to Caldarone, specifying the number of Offered Shares which the Seller wishes to Transfer, the proposed purchase price (the "Offer Price") therefor and all other material terms and conditions of the proposed Transfer.

                 (c) For a period of 15 days following his receipt of the Notice of Intention, Caldarone shall have an irrevocable right to purchase all of the Offered Shares at the Offer Price and on the other terms specified in the Notice of Intention, exercisable by delivery of a notice (the "Notice of Acceptance") to the Seller, specifying Caldarone's intent to purchase all of the Offered Shares at the Offer Price and on the other terms specified in the Notice of Intention.

                 (d) The closing of any purchase by Caldarone pursuant to this Article IV shall take place on such date, not later than 15 days after delivery to the Seller of the Notice of Acceptance, as shall be specified in the Notice of Acceptance. At the closing of such purchase, the Seller shall either deliver a certificate or certificates evidencing the Offered Shares being sold duly endorsed for transfer, or accompanied by written instruments of transfer duly executed or deliver the Offered Shares by means of inter-participant transfers at DTC, in each case against delivery of the Offer Price therefor in immediately available funds.

                 (e) If the Notice of Intention has been duly given, and Caldarone does not timely deliver a Notice of Acceptance or otherwise notifies the Seller that he has determined not to exercise his option to purchase all of the Offered Shares at the Offer Price and on the other terms specified in the Notice of Intention, then the Seller shall have the right, for a period of 45 days from the earlier of (i) the expiration of the 15 days following the delivery of the Notice of Intention or (ii) the date on which the Seller receives notice from Caldarone that he has determined not to exercise his option to purchase the Offered Shares, to sell to any other Person (a "Third Party") the Offered Shares at a price not less than the Offer Price and on the other terms no more favorable to the Third Party than those set forth in the Notice of Intention.

                 (f) No Third Party, tender offeror or exchange offeror (unless a Caldarone Stockholder) shall have any rights under or be bound by any provisions of this Agreement and the Offered Shares in the hands of any such Person shall be free of all the provisions of this Agreement, including, without limitation, the provisions of Articles IV, V and VI of this Agreement.


            V.   Tag-Along Rights; Bring-Along Rights

                 (a) If any Caldarone Stockholder (the "Transferor") proposes to Transfer any Common Securities ("Transferor Shares") to any Person (the "Buyer"), other than to a Permitted Transferee who shall have executed a Joinder Agreement and thereby became a party to this Agreement then, as a condition to such Transfer, the Transferor shall cause the Buyer to make a written offer (the "Tag-Along Offer") to each of the Apollo Stockholders (the "Offerees") to purchase from each Offeree, at the option of each Offeree, up to that number of its shares of Common Securities derived by multiplying the total number of Common Securities then owned by the Offeree by a fraction, the numerator of which is the total number of Transferor Shares and the denominator of which is the total number of Common Securities (including the Transferor Shares) then owned by the Transferor and all other Caldarone Stockholders, on the same terms and conditions as are applicable to the Transferor Shares, all of which terms shall be specified in the Tag-Along Offer. Notwithstanding the foregoing, if any Offeree does not accept its Tag-Along Offer in full, the other Offerees shall have the right to sell pursuant to the Tag-Along Offer up to the number of shares of Common Securities not being sold by such Offeree in proportion to their percentage ownership of Common Securities, until all such shares are sold. The Transferor shall provide a written notice (the "Inclusion Notice") of the Tag-Along Offer to each Offeree, which may accept the Tag-Along Offer by sending a written notice of acceptance of the Tag-Along Offer to the Transferor within 15 days of delivery of the Inclusion Notice specifying the number of Common Securities which it wishes to sell (including the number it wishes to sell in the event any Offeree does not accept the Tag-Along Offer in full).

                 The Buyer shall have 45 days, commencing on the fifteenth day following delivery of the Inclusion Notice, in which to purchase the shares of Common Securities with respect to which the Tag-Along Offer was accepted and the Transferor Shares. The material terms of such sale, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such 45-day period the Buyer has not completed the purchase of all the Transferor Shares and all the Offeree's Common Securities proposed to be sold, the provisions of this Article V(a) shall begin anew with respect to all such Common Securities.

                 (b) If the Transferor Shares constitute all of the Common Securities owned by all Caldarone Stockholders, the proposed Transfer is to a Buyer who is not a Permitted Transferee of Caldarone or an Affiliate or Associate of any Caldarone Stockholder and is in the form of a bona fide sale in which the only consideration to be paid to the Offerees and the Transferors per share of Common Security is cash consideration in an amount not less than
(x) $.50 during the first year following the Closing Date, (y) $.75 during the second year following the Closing Date and (z) $1.00 during the third year following the Closing Date and the Transferor requests in the Inclusion Notice that all Offerees sell their Common Securities pursuant to the Tag-Along Offer, then the Offerees shall be required to participate in the Tag-Along Offer in full.

                 (c) Concurrently with the Transfer of the Transferor Shares and shares of Common Securities of the Offerees to the Buyer pursuant to the Tag-Along Offer, the Buyer shall pay and the Transferor shall cause the Buyer to pay to each Offeree its respective portion of the sales price of the shares of Common Securities sold or otherwise disposed of pursuant thereto.

                 (d) Except for its obligations pursuant to the Tag Along Offer, no Buyer shall have any rights under or be bound by any provisions of this Agreement, and any Common Securities in the hands of a Buyer shall be free of all the provisions of this Agreement, including, without limitation, the provisions of Articles IV, V and VI of this Agreement.

                 (e) Notwithstanding anything to the contrary set forth herein, in connection with any Transfer of Common Securities by an Offeree under this Article V, no Offeree shall be required to make any representations or warranties except to the effect as set forth in Article II of this Agreement to the extent then accurate, and no Offeree shall be required to provide any indemnification or guaranty or act as a surety or in a similar capacity.

            VI.  Proxy

                 The Apollo Stockholders hereby grant to Caldarone an irrevocable proxy coupled with an interest to vote all of the Retained Shares at any time then owned by them solely for the election of directors; provided, however, that if any Apollo Stockholder tenders any Retained Shares pursuant to a tender or exchange offer or any Caldarone Stockholder Transfers any Common Securities other than to a Permitted Transferee who shall have executed a Joinder Agreement and become a party to this Agreement, the number of Retained Shares subject to this proxy will be decreased by the number of Retained Shares so tendered or exchanged or Common Securities so Transferred. The provisions of this Article VI are personal to Caldarone and shall not be enforceable by any other Person, including without limitation, any successor or assign (by operation of law or otherwise, including without limitation upon the death or disability of Caldarone), Permitted Transferee, Affiliate or Associate of Caldarone.

            VII. Acquisition of Additional Securities from the Company

                 (a) Prior to acquiring directly or indirectly, any securities from the Company (a "Triggering Issuance"), other than pursuant to a dividend or distribution to all holders of Common Stock or up to 500,000 shares of Common Securities (subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events) granted to Caldarone under any stock option plan adopted and implemented in accordance with Rule 16b-3 of the Securities Act of 1933, as amended, the Caldarone Stockholders shall offer and shall cause their respective Affiliates and Associates to offer (the "Offer"), to each of the Apollo Stockholders an opportunity to purchase that number of the securities so acquired by the Caldarone Stockholders (the "Caldarone Securities") derived by multiplying the total number of Caldarone Securities by a fraction, the numerator of which is the total number of Common Securities then owned by such Apollo Stockholder, and the denominator of which is the total number of Common Securities then owned by all Caldarone Stockholders (without giving affect to the issuance of the Caldarone Securities).

                 (b) The Caldarone Stockholders shall give at least 30 days' prior written notice (the "Issuance Notice") to each Apollo Stockholder of any proposed Triggering Issuance, which notice shall disclose in detail all of the proposed terms and conditions of such Triggering Issuance including the purchase price for the Caldarone Securities and a proposed closing date for the purchase by the Apollo Stockholders of their portion of the Caldarone Securities. Each Apollo Stockholder will be entitled to purchase its portion of the Caldarone Securities at the same price, on the same terms, and at the same time as the Caldarone Securities are issued to the Caldarone Stockholders pursuant to such Triggering Issuance by delivery of written notice to Caldarone of such election within 20 days after delivery of the Issuance Notice (the "Election Notice"); provided, that if more than one type of security (including any debt or hybrid security) is issued to the Caldarone Stockholders pursuant to such Triggering Issuance, each Apollo Stockholder shall, if it exercises its rights pursuant to this Article VII, purchase such securities in the same ratio as issued to the Caldarone Stockholders pursuant to such Triggering Issuance. If any Apollo Stockholder has elected to purchase any Caldarone Securities, the sale of such securities shall be consummated on the proposed closing date set forth in the Issuance Notice or as soon as practical thereafter. Notwithstanding the foregoing, if any Apollo Stockholder elects not to accept its rights in full pursuant to this Article VII, the other Apollo Stockholders shall have the right to purchase such Apollo Stockholders' portion of Caldarone Securities not being purchased, in proportion to their percentage ownership of Common Securities until all such Caldarone Securities are sold.


            VIII.  Definitions

                 (a) The following capitalized terms, when used in this Agreement, have the respective meanings set forth below:

                 "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

                 "Apollo Stockholders" means Apollo and its respective direct and indirect Permitted Transferees, so long as any such Person shall hold Common Securities.

                 "Associate" means, with respect to any Person, (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or subsidiaries.

                 "Bankruptcy Event" means an event whereby the Company or a Subsidiary thereof shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or a Subsidiary thereof or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company or a Subsidiary thereof shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or a Subsidiary thereof or of any substantial part of their respective properties.

                 "Caldarone Stockholder" means Caldarone and his Permitted Transferees, so long as any such Person shall hold Common Securities.

                 "Change of Control" means the occurrence in one or more transactions or events or series of transactions or events of any of the following: (i) the acquisition by any Person of securities representing at least a majority of the voting power of all securities of the Company then outstanding, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities; (ii) the sale or transfer of all or substantially all of the consolidated assets of the Company (whether by sale, transfer, merger or otherwise); (iii) any merger, consolidation, recapitalization, reorganization or similar event to which the Company or any Subsidiary of the Company is a party, except pursuant to a transaction immediately after which the Apollo

Stockholders and Caldarone Stockholders (including their Affiliates and Associates) continue to have ownership and full economic interest in the Common Securities in the same proportion in relation to the other holders of Common Securities as a group as immediately before such transaction; or (iv) the dissolution or liquidation of the Company or any Significant Subsidiary of the Company.

                 "Common Securities" means the Common Stock, and any securities issued with respect thereto as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof.

                 "Joinder Agreement" means a Joinder Agreement in the Form of Exhibit A hereto.

                 "Permitted Transferee" means:

                          (i) as to any Caldarone Stockholder, the spouse or any lineal descendant (including by adoption) of such Caldarone Stockholder, or any revocable trust of which any Caldarone Stockholder is the trustee and which is established solely for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of this Agreement; and

                          (ii) as to any Apollo Stockholder, any general or limited partner of Apollo; any Affiliate or Associate of Apollo or of any general or limited partner of Apollo; any director, officer, employee or representative of Apollo, of any general or limited partner of Apollo, or of any Affiliate or Associate of Apollo or such general or limited partner; and any trust, a majority in interest of the beneficiaries of which, or corporation or partnership, a majority in interest of the stockholders or limited partners of which, or partnership, the managing general partner of which, are (or is) one or more of the Persons identified in this clause (ii), the spouse of any such Person and/or such Person's lineal descendants (including by adoption).

                 "Person" means an individual, partnership, corporation, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

                 "Significant Subsidiary" means, a Subsidiary which meets any of the following conditions: (i) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 20 percent of the total assets of the Company and its

Subsidiaries consolidated as of the time of determination or the end of the most recently completed fiscal year; or (ii) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 20 percent of the total assets of the Company and its Subsidiaries consolidated as of the time of determination or the end of the most recently completed fiscal year; or (iii) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 20 percent of such income of the Company and its Subsidiaries consolidated as of the time of determination or the end of the most recently completed fiscal year.

                 "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

                 "Transfer" means, directly or indirectly, any sale, transfer, assignment, hypothecation, pledge or other disposition of any Common Securities or any interests therein.

                 "Vote" means to vote at any regular or special meeting of shareholders or to execute a written consent in lieu of such a meeting.

                 (b) The following terms, when used in this Agreement, shall have the meanings ascribed thereto in the Section indicated below:

         Term                                               Article
         ----                                               -------
         Agreement                                          Preamble
         Apollo                                             Preamble
         Apollo Shares                                      Preamble

         Buyer                                              V(a)
         Caldarone                                          Preamble
         Caldarone Securities                               VII(a)
         Closing                                            I
         Closing Date                                       I
         Common Stock                                       Preamble
         Company                                            Preamble
         DTC                                                I
         Election Notice                                    VII(b)
         Inclusion Notice                                   V(a)
         Issuance Notice                                    VII(b)
         Notice of Acceptance                               IV(c)
         Notice of Intention                                IV(b)
         Offer                                              VII(a)
         Offer Price                                        IV(b)
         Offerees                                           V(a)
         Offered Shares                                     VI(b)
         Purchased Shares                                   Preamble
         Retained Shares                                    Preamble
         Seller                                             IV(b)
         Tag-Along Offer                                    V(a)
         Third Party                                        IV(e)
         Transferor                                         V(a)
         Transferor Shares                                  V(a)
         Triggering Issuance                                VII(a)

         IX.  Miscellaneous

                 (a) Information. Each of Caldarone and Apollo acknowledges that the other has or may have had access to material non-public information regarding the Company. Such material non-public information may include, but would not be limited to, the respective financial conditions, results of operations, businesses, properties, assets, liabilities, management, appraisals, projections, plans and proposals as well as information regarding creditors of the Company, as the case may be, and claims or potential claims of their respective creditors. Each of Caldarone and Apollo acknowledges that any and all non-public information available to the other may be materially adverse to its own interests and if it were in possession of some or all of that information it might not enter into the transaction contemplated by this Agreement. Each of Caldarone and Apollo acknowledges and agrees that it is not relying upon the other to disclose, and such other party shall have no obligation to disclose, any of the information referred to above. Each party has conducted its own investigation, to the extent it deemed necessary or desirable for the purpose of entering into the transaction contemplated hereby, regarding the information described above. Each of Caldarone and Apollo agree that to the fullest extent permitted by applicable law, each party waives and releases any and all claims either party may have against the other and their respective Associates and Affiliates, and the respective officers, directors, employees, agents, representatives and partners of each of the foregoing by reason of any nondisclosure of the information described in this Agreement.

                 (b) Further Actions; Additional Parties. Each of Caldarone and Apollo agrees to take such actions (whether before or after the Closing) as reasonably necessary to carry out the intentions of the parties under this Agreement. Such actions include, but are not limited to, executing and delivering further documents, instruments or agreements. Caldarone agrees to cause each direct or indirect Permitted Transferee, Affiliate and Associate of Caldarone's that acquires Common Securities to execute and deliver to Apollo a Joinder Agreement and thereby become party to this Agreement as a Caldarone Stockholder.

                 (c) Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may not be modified or amended except in a writing executed by the party against whom enforcement is sought.

                 (d) Governing Law. The corporate laws of the State of New Jersey will govern all questions concerning the relative rights of Caldarone and Apollo, each in their capacity as stockholders of the Company hereunder. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                 (e) Headings. The headings used in this Agreement are for convenience only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                 (f) Counterparts. This Agreement may be executed in one or more counterparts which when taken together shall constitute one agreement.

                 (g) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provisions hereof be enforced by, any other Person or entity.

                 (h)      Termination.  This Agreement (other than this Article
IX) shall terminate upon the third anniversary of the Closing Date; provided, however, that in the event, prior to the third anniversary of the Closing Date, of a Change of Control, Bankruptcy Event or Transfer by the Caldarone Stockholders (including their Affiliates and Associates) to any Person (other than to their Permitted Transferees) of an aggregate of 1,000,000 shares of Common Securities (subject to appropriate adjustment for any stock splits, stock dividends, recapitalizations and similar events), the provisions of Articles IV, V(b) and VI will terminate upon the occurrence of such Change of Control, Bankruptcy Event or Transfer.

                 (i) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or mailed (by registered or certified mail, return receipt requested) or by reputable overnight courier, fee prepaid to the parties at the following addresses:

         If to Caldarone or any            Mr. Anthony J. Caldarone
         Caldarone Stockholder:            The Anchorage
                                           162 Anchor Drive
                                           Vero Beach, FL 32963

                with a copy to:            Kenneth Falk
                                           Deutch & Falk
                                           843 Rahway
                                           Woodbridge, NJ 07095


         If to Apollo or any               Peter P. Copses
         Apollo Stockholder:               Michael D. Weiner
                                           Apollo Advisors, L.P.
                                           1999 Avenue of the Stars
                                           Suite 1900
                                           Los Angeles, CA 90062

                with a copy to:            Ira White
                                           Morgan, Lewis & Bockius LLP
                                           101 Park Avenue
                                           New York, NY 10179

Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                 (j) Successors and Assigns, Etc. This Agreement shall be binding on the parties hereto and their respective Permitted Transferees to whom Common Securities are Transferred. Except as set forth above, this Agreement is not assignable by operation of law or otherwise (including without limitation upon the death or disability of Caldarone). In the event of a Transfer of Common Securities by any Apollo Stockholder to any Caldarone

Stockholder, only the provisions of this Agreement which are expressly applicable to Caldarone Stockholders shall be applicable to such Caldarone Stockholder and to such Common Securities in the hands of such Caldarone Stockholder. In the event of a Transfer of Common Securities by any Caldarone Stockholder to any Apollo Stockholder, only the provisions of this Agreement which are expressly applicable to Apollo Stockholders shall be applicable to such Apollo Stockholder and to such Common Securities in the hands of such Apollo Stockholder.

                 (k) Registration Rights. Apollo hereby assigns to Caldarone, Apollo's rights, if any, with respect to the Purchased Shares (and, to the extent purchased by Caldarone, the Retained Shares) only, under that certain Registration Rights Agreement dated May 28, 1993 among the Company and each of the Persons named on Schedule A thereto. Caldarone understands that Apollo is not making any express or implied representation or warranty with respect to the Registration Rights Agreement or such assigment, including, without limitation, as to whether Caldarone will be able to exercise any rights under such Registration Rights Agreement or enforce any provisions thereof.

                 (l) Condition. Caldarone has informed Apollo that Caldarone is considering requesting the Company to appoint him and J. Ernest Brophy to the Board of Directors of the Company. The only condition to the Closing hereunder shall be that Caldarone and J. Ernest Brophy be so appointed. Caldarone understands that whether or not he and J. Ernest Brophy are appointed to the Board of Directors shall be determined by the Board of Directors and not by Apollo. Apollo makes no representation or warranty as to whether Caldarone and J. Ernest Brophy will be appointed to the Board of Directors of the Company and is not under any obligation to make any effort on behalf of Caldarone and
J. Ernest Brophy in regard thereto.

                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                  APOLLO HOMES PARTNERS, L.P.

                                    By:  AIF II, L.P., its general partner

                                      By:     APOLLO ADVISORS, L.P.,
                                               its Managing General Partner

                                        By:     APOLLO CAPITAL MANAGEMENT, INC.
                                                 its General Partner


                                          By:_____________________________
                                             Name:
                                             Title:


                                          ________________________________
                                          ANTHONY J. CALDARONE